EX.99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the 2nd Vote Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the 2nd Vote Funds for the period ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the 2nd Vote Funds for the stated period.

/s/ Jane Kanter		/s/ Troy Statczar
Jane Kanter President, 2nd Vote Funds		Troy Statczar Treasurer and Principal Financial Officer, 2nd Vote Funds

Dated:	March 8, 2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by 2nd Vote Funds for purposes of Section 18 of the Securities Exchange Act of 1934.